Exhibit 99.2

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
Assets	(Unaudited)
Current assets:
Cash	$35,510	$190,290
Inventories	111,380	114,227
Due from related party	134,766	-
Other current assets	78,022	48,767
Total current assets	359,678	353,284

Property and equipment, net	1,488,764	1,764,702
Advance payment for leasehold improvement	1,560,984	955,486
Rental deposits	97,132	94,597
Intangible assets, net	15,291	18,508

Total Assets	$3,521,849	$3,186,577

Liabilities and Owners’ Deficit
Current liabilities:
Other current liabilities	$1,538,310	$799,985
Due to an owner	484,190	445,046
Unearned income	3,643,104	3,774,446
Total current liabilities	5,665,604	5,019,477
Advances from investors of new clubs	3,724,019	3,626,795

Total liabilities	9,389,623	8,646,272

Commitments and Contingencies

Owners’ Deficit
Paid-in capital	734,556	734,556
Due from an owner	(2,565,772)	(3,855,715)
Accumulated deficit	(3,775,667)	(2,666,268)
Accumulated other comprehensive income	(114,341)	37,637
Total owners’ deficit attributable to Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd.	(5,721,224)	(5,749,790)
Non-controlling interests	(146,550)	290,095
Total Owners’ Deficit	(5,867,774)	(5,459,695)

Total Liabilities and Owners’ Deficit	$3,521,849	$3,186,577

The accompanying notes are an integral part of the consolidated financial statements

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Nine months ended September 30,
	2013	2012
	(Unaudited)	(Unaudited)
Revenues	$327,706	$364,431
Cost of revenues	(258,746)	(302,098)
Cost of excess capacity	(572,243)	(559,520)
Gross loss	(503,283)	(497,187)

Operating expenses
Selling and general and administrative expenses	(1,044,639)	(817,928)
Total operating expenses	(1,044,639)	(817,928)

Loss from operations	(1,547,922)	(1,315,115)

Other income/(expenses)
Interest income	79	63
Other (expenses)/income	(733)	3,460
Total other (expenses)/income	(654)	3,523

Loss before income taxes expenses	(1,548,576)	(1,311,592)
Income tax	-	-
Net loss	(1,548,576)	(1,311,592)
Less: Net loss attributable to non-controlling interests	(439,177)	(471,616)
Net loss attributable to Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd.	(1,109,399)	(839,976)
Other comprehensive income
Net loss before allocation to non-controlling interests	(1,548,576)	(1,311,592)
Foreign currency translation adjustment	(149,446)	24,135
Comprehensive loss	(1,698,022)	(1,287,457)
Less: Comprehensive loss attributable to non-controlling interests	(436,645)	(468,728)
Comprehensive Loss Attributable to Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd.	$(1,261,377)	$(818,729)

The accompanying notes are an integral part of the consolidated financial statements

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine months ended September 30,
	2013	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,548,576)	$(1,311,592)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation	355,870	235,862
Amortization of intangible assets	5,213	154
Changes in current assets and liabilities:
Inventories	5,840	226
Other current assets	(27,616)	60,241
Rental deposits	-	(15,828)
Due from related party	(133,175)	-
Other current liabilities	182,041	416,721
Unearned income	(229,780)	2,021,939
Net cash provided by/(used in) operating activities	(1,390,183)	1,407,723

Cash flows from investing activities:
Cash paid to purchase property, plant and equipment	(50,494)	(1,238,350)
Advance payment for leasehold improvement	(573,037)	(45,246)
Cash paid to purchase intangible assets	(1,544)	(3,692)
Net cash used in investing activities	(625,075)	(1,287,288)

Cash flows from financing activities:
Due from an owner	1,289,943	(3,851,661)
Due to an owner	26,892	75,016
Capital contribution from non-controlling interests	-	788,500
Advances from investors of new clubs	-	2,684,710
Loan from third parties	540,428	-
Net cash provided by/(used in) financing activities	1,857,263	(303,435)

Effect of foreign exchange rate on cash	3,215	4,268

Net change in cash	(154,780)	(178,732)

Cash at beginning of year	190,290	224,810
Cash at end of the period	$35,510	$46,078

Supplemental cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

Noncash investing and financing activities:
Acquisition of property, plant and equipment included in other current liabilities	$-	$111,591

The accompanying notes are an integral part of the consolidated financial statements.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd. (the "Company" or "Wuxi KJF"), formerly known as Wuxi KangJiaFu Royal Traditional Health Management Co., Ltd., was incorporated in Wuxi City, Jiangsu Province of People’s Republic of China (the "PRC") on September 17, 2010, as a limited liability company which was 60% owned by Wuxi KangJiaFu Biotech Technology Co., Ltd, (the "KJF Biotech") and 40% owned by 20 individual shareholders with 2% each (the "Other Founders"). The Company is principally engaged in providing an integrated suite of Investment physiotherapy services and solutions to individual customers.

On September 10, 2012, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu signed a series of share transfer agreements with KJF Biotech and Other Founders. According to these agreements, KJF Biotech and Other Founders of the Company transferred all of their shares to Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu at historical purchase price. Therefore, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu owned 60.004%, 27.498% and 12.498% equity interest of the Company, respectively.

Wuxi Binhu District KangJiaFu Royal Traditional Health Preserving Club (the "Wuxi Club") was incorporated in Wuxi City, Jiangsu Province of PRC on January 26, 2011 as a limited partnership. 39.8% of Wuxi Club was owned by Wuxi KJF, 60% was owned by 10 individual limited partners and 0.2% was owned by general partner Huiwen Qu. When Wuxi Club was incorporated, Wuxi KJF signed Unanimous Action Letter together with other 10 limited partners and one general partner. Pursuant to the Unanimous Action Letter, Wuxi KJF and the other 11 partners agreed that they would vote in concert on corporate matters with respect to Wuxi Club. Therefore, Wuxi KJF has the controlling voting interest of Wuxi Club and Wuxi Club is consolidated as a subsidiary of Wuxi KJF.

On November 15, 2012, KJF Group INC. (the “KJF Group”) was incorporated in BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY. On November 15, 2012, KJF Group issued 50,000 shares with a par value of US$1.00 to 195 members. Mr. Yazhong Liao, Ms. Zhangmei Zhang, Mr. Huiwen Qu, Ms. Xiuxia Ji and Mr. Yimin Gu owned 14.994%, 13.994%, 11.996%, 4.998% and 4.918% ordinary shares of KJF Group, respectively, which is 50.9% in total. The other 190 individuals owned 49.1% ordinary shares of KJF Group.

On December 18, 2012, the new partners Ms. Qiuqiu Qian, Mr. Mingjie Xu and Mr. Xinhua Gu signed All Partners Resolution together with Wuxi KJF, 10 individual limited partners and general partner Huiwen Qu. According to the All Partners Resolution, 10 individual limited partners transferred all of their shares in Wuxi Club to the new partners and Wuxi KJF. Therefore, Wuxi KJF, Ms. Qiuqiu Qian, Mr. Mingjie Xu, Mr. Xinhua Gu, and Mr. Huiwen Qu owned 96.2%, 1.2%, 1.2%, 1.2%, and 0.2% equity interest of Wuxi Club, respectively. For the consideration of this transaction, KJF Group issued shares to the above 10 previous individual limited partners as consideration exchange for their equity interest in Wuxi Club. The transaction is effective upon the consummation of the business combination between Wuxi KJF and a SEC registrant company Comjoyful International Company (the "Comjoyful", incorporated in Nevada). Equity interest of the above 10 previous individual limited partners would be returned if the business combination did not consummate.

Nanjing KangJiaFu Royal Traditional Health Preserving Club (the "Nanjing Club") was originally founded in Nanjing City, Jiangsu Province of PRC on August 31, 2012, as a limited partnership which was 58.33% owned by Wuxi KJF, 41.59% owned by 20 individual limited partners and 0.08% owned by general partner Huiwen Qu. On November 15, 2012, the above 20 individual limited partners transferred their 20.84% shares in Nanjing Club to Wuxi KJF for the exchange of KJF Groups shares. As a result of such transfer, Wuxi KJF, the 20 individual limited partners and Mr. Huiwen Qu owned 79.17%, 20.75% and 0.08% equity interest of Nanjing Club, respectively. The transaction is effective upon the consummation of the business combination between Wuxi KJF and Comjoyful. Equity interest of the above 20 individual limited partners would be returned if the business combination did not consummate.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	GOING CONCERN

The consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. The Company had recurring consolidated losses of $1,548,576 for the nine months ended September 30, 2013 and $1,311,592 for the nine months ended September 30, 2012, negative working capital of $5,305,926 as of September 30, 2013 and $4,666,193 as of December 31, 2012, and has a total owners’ deficit of $5,867,774 as of September 30, 2013 and $5,459,695 as of December 31, 2012. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The management plans to raise necessary working capital by obtaining new loans from investors, and the owners of the Company would provide any capital gap. KJF Biotech has also committed to repay $3,855,715 to the Company during the year 2013 and 2014 (Note 15). As of September 30, 2013, $1,145,971 was subsequently collected. There are no assurances that the Company will be successful in achieving these goals.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated balance sheet as of December 31, 2012, which has been derived from audited financial statements, and the unaudited interim consolidated financial statements as of September 30, 2013 and for the nine month periods ended September 30, 2013 and 2012 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, which are normally included in financial statements prepared in accordance with United States generally accepted accounting principles (U.S. GAAP), have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures made are adequate to provide for fair presentation. The interim financial information should be read in conjunction with the Financial Statements and the notes thereto included in the Company’s Annual Report for the fiscal year ended December 31, 2012.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Company’s consolidated financial position as of September 30, 2013, its consolidated results of operations and cash flows for the nine month periods ended September 30, 2013 and 2012, as applicable, have been made. The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Consolidated financial statements

The accompanying unaudited consolidated financial statements include the accounts of the parent company Wuxi KJF and its subsidiaries, including Wuxi Club and Nanjing Club in which the parent company holds equity interests of 39.8% and 58.33%, respectively. All transactions and balances between the Company and its direct or indirect owned subsidiaries have been eliminated upon consolidation.

The accompanying unaudited consolidated financial statements have been prepared and presented in accordance with generally accepted accounting principles in the United States of America (the “GAAP”).

Revenue recognition

Revenues are recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Service Revenue

The Company generate service revenue primarily from providing physiotherapy service including pedicure, sauna and massage to its individual customers. Upon receipt of the upfront cash payments for pre purchase of multiple massages from the individual customer, the full payment will be deferred and recognized as unearned income. The Company recognizes service revenue proportionately when services are provided to customer, and there is no expiration date for the prepayment.

Sundry Foods Revenue

The Company also sell sundry foods to the individual customers when provided with physiotherapy services. Sundry Food Revenue is recognized after foods are delivered, the price is fixed or determinable and collection is reasonably assured.

Recently issued accounting pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”. The ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this ASU requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The guidance is effective prospectively for reporting periods beginning after December 15, 2012 for public entities. The adoption of this standard did not have a material impact on the Company’s consolidated financial position or results of operations.

In March 2013, the FASB issued ASU No. 2013-05, “Foreign Currency Matters, (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity”, to resolve a diversity in accounting for the cumulative translation adjustment of foreign currency upon derecognition of a foreign subsidiary or group of assets. This ASU requires the parent to apply the guidance in Subtopic 830-30 to release any related cumulative translation adjustment into net income when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets within a foreign entity. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. Further, this ASU clarified that the parent should apply the guidance in subtopic 810-10 if there is a sale of an investment in a foreign entity, including both (1) events that result in the loss of a controlling financial interest in a foreign entity and (2) events that result in an acquirer obtaining control of an acquiree in which it held an equity interest immediately before the acquisition date. Accordingly, the cumulative translation adjustment should be released into net income upon the occurrence of those events. The provisions in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

In July 2013, the FASB issued ASU No. 2013-11, “Income Taxes, (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists. The provisions in this update provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carry forward, similar tax loss, or tax credit carry forward exists. These provisions provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward, except to the extent that a net operating loss carry forward, a similar tax loss, or a tax credit carry forward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. The provisions in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

4.	INVENTORIES

Inventories as of September 30, 2013 and December 31, 2012 consisted of the following:

	September 30, 2013	December 31, 2012
	(Unaudited)
Medicinal materials	$66,526	$71,953
Other materials	44,854	42,274

Total	$111,380	$114,227

5.	OTHER CURRENT ASSETS

Other current assets as of September 30, 2013 and December 31, 2012 consisted of the following:

	September 30, 2013	December 31, 2012
	(Unaudited)
Advances to staff for business use	$29,278	$15,391
Advance to a supplier	-	14,237
Others	48,744	19,139

Total	$78,022	$48,767

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012
	(Unaudited)
Leasehold improvements	$2,125,228	$2,063,837
Furniture and office equipment	150,842	127,291
Computer and electronic equipment	84,995	80,466
Motor vehicle	15,968	7,467
Less: Accumulated depreciation and amortization	(888,269)	(514,359)

Total	$1,488,764	$1,764,702

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Depreciation and amortization expenses for the nine months ended September 30, 2013 and 2012 were $355,870 and $235,862, respectively.

7.	ADVANCE PAYMENT FOR LEASEHOLD IMPROVEMENT

The Company has paid in advance to decoration suppliers for leasehold improvement for the new clubs in Jintan and Nantong, Jiangsu Province. These two clubs were still under decorations as of September 30, 2013. As of September 30, 2013 and December 31, 2012, the advance payment amounted to $1,560,984 and $955,486, respectively.

8.	RENTAL DEPOSITS

The Company rents premises for its business clubs and was required to pay rental deposits pursuant to rental agreements and the rental deposits will be refunded after the lease terminates. As of September 30, 2013 and December 31, 2012, the rental deposits amounted to $97,132 and $94,597, respectively.

9.	INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of September 30, 2013 and December 31, 2012:

	September 30, 2013	December 31, 2012
	(Unaudited)
Accounting software	$21,945	$19,850
Less: Accumulated amortization	(6,654)	(1,342)

Total	$15,291	$18,508

Amortization expenses for the nine months ended September 30, 2013 and 2012 were $5,213 and $154, respectively.

10.	OTHER CURRENT LIABILITIES

Other current liabilities as of September 30, 2013 and December 31, 2012 consisted of the following:

	September 30, 2013	December 31, 2012
	(Unaudited)
Payable for leasehold improvement and deferred rent	$527,325	$451,381
Loan from third parties	546,884	-
Payroll payable and welfare payable	413,250	306,396
Other tax payable	50,851	42,208

Total	$1,538,310	$799,985

During June and August, 2013 and September 30, 2013, the Company borrowed $465,502 and $81,382, from third parties of Mr. Guoxiang Teng and Mr. Xiang Bai, with an annual interest rate of 4.2% and 10.91%, maturing on March 31, 2014 and August 31, 2014, respectively.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	ADVANCES FROM INVESTORS OF NEW CLUBS

The Company entered into partnership co-investment agreements with 401 individual investors in order to establish new clubs and expand business, including Wuxi, Nanjing, Jintan, Nantong, Yixing, Changzhou, Jiangyin and Shanghai. As of September 30, 2013, only Wuxi Club, Nanjing Club and Jintan Club had started operations, and other clubs were still in start-up stage. As of September 30, 2013 and December 31, 2012, advances from investors of new clubs amounted to $3,724,019 and $3,626,795, respectively. The amount is non-interest bearing and will be invested into the new clubs as capital once they are founded.

12.	UNEARNED INCOME

	September 30, 2013	December 31, 2012
	(Unaudited)
Unearned income	$3,643,104	$3,774,446

The balances of unearned income as of September 30, 2013 and December 31, 2012 represented prepayment made by the customers for prepaying massages service.

13.	INCOME TAXES

The Company files separate tax returns to PRC taxation authorities.

Wuxi KJF

Wuxi KJF is subject to PRC Enterprise Income Tax ("EIT") on the taxable income in accordance with the relevant PRC income tax laws. The EIT rate for companies operating in the PRC is 25%.

Reconciliation between the statutory PRC EIT rate of 25% and the effective tax rate is as follows:

	September 30,
	2013	2012
	%	%
Reconciling items:
PRC statutory tax rate	(25)	(25)
Non- deductable expenses	9	15
Change in valuation allowance	16	10

Effective tax rate	0	0

Wuxi KJF had deferred tax assets of approximately $244,426 and $138,875 as of September 30, 2013 and December 31, 2012, respectively that consist of tax loss carry forward. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. Wuxi KJF considers projected future taxable income and tax planning strategies in making its assessment. At present, Wuxi KJF does not have a sufficient operation profit to conclude that it is more-likely-than-not that Wuxi KJF will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established for the full value of the deferred tax asset.

Wuxi Club and Nanjing Club

Wuxi Club and Nanjing Club are not subject to EIT as they are limited liability partnerships, however each individual partner is subject to the individual income tax ("IIT") on his/her distributive share of taxable income in accordance with the relevant PRC income tax laws. The IIT is calculated by taxable income multiplying with applicable tax rate, and then minus deducting amount.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Annual Taxable Income (RMB)	Applicable Tax Rate	Deducting amount (RMB)
Taxable income =< RMB 15,000	5%	0
RMB 15,000 < Taxable income =< RMB 30,000	10%	750
RMB 30,000 < Taxable income =< RMB 60,000	20%	3,750
RMB 60,000 < Taxable income =< RMB 100,000	30%	9,750
The part of taxable income in excess of 100,000	35%	14,750

The Company did not identify significant unrecognized tax benefits for the nine months ended September 30, 2013 and 2012. They did not incur any interest and penalties related to potential underpaid income tax expenses and also believed that the adoption of pronouncement issued by FASB regarding accounting for uncertainty in income taxes did not have a significant impact on the unrecognized tax benefits within 9 months from September 30, 2013.

14.	EMPLOYEE BENEFIT PLAN

Full time employees of the Company located in the PRC (mainland), participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance and other welfare benefits are provided to employees. The Company accrue for these benefits based on certain percentages of the employees' salaries. The Company accrued the welfare benefits of $161,975 and $181,544 for the nine months ended September 30, 2013 and 2012, respectively.

15.	RELATED PARTY TRANSACTIONS AND BALANCES

Due from an owner of $2,565,772 and $3,855,715 as of September 30, 2013 and December 31, 2012 was non-interest bearing loan to KJF Biotech. Pursuant to an agreement between the Wuxi KJF and KJF Biotech, the amount due from KJF Biotech as of September 30, 2013 should be repaid as below terms:

Terms	Repayment (percentage of total amount)
By June 30, 2013	10%
By December 31, 2013	25%
By June 30, 2014	30%
By December 31, 2014	35%
Total	100%

The balance was classified as a receivable in the equity as of September 30, 2013 and December 31, 2012, respectively.

The Company note that the loan made to an owner is in violation to the Sarbanes-Oxley Act of 2002, including Section 402’s prohibition against personal loans to directors and executive officers, either directly or indirectly. The loan may subject the Company and its officers and directors to possible criminal, civil or administrative sanctions, penalties, or investigations, in addition to potential private securities litigation. Management is aware of the violation, and has committed to remediating it by collecting the outstanding balance according to the loan agreement.

Through September 30, 2013, Wuxi KJF has advanced Comjoyful $134,766, which is non-interest bearing.

During the nine months ended September 30, 2012, the amount of loans Wuxi KJF made to KJF Biotech was $3,851,661. During the nine months ended September 30, 2013, the amount $1,145,971 was received from KJF Biotech, which was consistent with repayment terms.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The balances of due to an owner as of September 30, 2013 and December 31, 2012 were $484,190 and $445,046, respectively, and represented payment made by KJF Biotech for operation purposes on behalf of Wuxi Club. During the nine months ended September 30, 2013 and 2012, KJF Biotech made in total $26,892 and $75,016 payments for Wuxi Club, respectively.

16.	CONCENTRATIONS AND CREDIT RISKS

As of September 30, 2013 and December 31, 2012, the Company held cash in banks of $25,933 and $184,761, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

No single customer accounted for 10% or more of total sales for the nine months ended September 30, 2013 and 2012. No single suppliers accounted for 10% or more of total inventory and service purchases for the nine months ended September 30, 2013 and 2012.

17.	COMMITMENTS AND CONTINGENCY

Capital commitments

As of September 30, 2013, there was capital commitments amounting to $479,836, which were mainly related the leasehold improvements of the new clubs.

Operating lease commitments

The Company leased offices spaces and employee living spaces under non-cancellable operating leases.  Future minimum rental commitments for the next five years are as follows:

December 31,

2013	$188,896
2014	646,188
2015	672,771
2016	707,653
2017	735,877
2018 and then after	2,230,967
Total	$5,182,352

Other commitments

As of September 30, 2013, KJF Group issued shares to 10 previous individual limited partners of Wuxi Club and 20 individual limited partners of Nanjing Club as consideration exchange for their equity interest in each Club. The transaction is effective upon the consummation of the business combination between Wuxi KJF and Comjoyful. Wuxi KJF commits to return the equity interest of the above individual limited partners if the business combination did not consummate.

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Contingency

Wuxi Club completed fitment work at the end of 2010. Just before the local Fire Control Bureau’s issuance of the Fire Control Permit to Wuxi Club, provincial government issued a new regulation, which forbids the operation of any densely-populated business on or above 4th floors of a building. Wuxi Club is located on 29th floor of a building. The local Fire Control Bureau did not issue Fire Control Permit to Wuxi Club but verbally agreed that Wuxi Club could go on operating on the 29th floor. According to Article 58 of Fire Protection Law of the People's Republic of China, local government has the right to cease the operation of a business if the required Fire Control Permit is not obtained. The local Fire Control Bureau performed regular annual fire control inspection on Wuxi Club without any defects noted. We believe the local Fire Control Bureau has substantially approved our operations. Wuxi Club has not received any notification from the government that the operation shall be ceased. Cease of operation of Wuxi Club remains a possibility but not probable.

18.	SUBSEQUENT EVENTS

The management evaluated all events subsequent to the balance sheet date through the date the consolidation financial statements were available to be issued. There are no significant matters to make material adjustments or disclosure in the financial statements except for the following:

On January 17, 2014 Nanjing Kangjiafu Investment Consulting Co., Ltd. (the “Nanjing KJF”) entered into a series of contractual arrangements (the “VIE Agreements”), with Wuxi KJF and shareholders of Wuxi KJF. For the proposes of entering into the VIE Agreements, Comjoyful Industrial Development Limited, a Hong Kong company which was originally incorporated on April 8, 2013 by Comjoyful International Company, which has a 100% ownership interest. Nanjing KJF, a Wholly Foreign Owned Enterprise (“WFOE”) established in the People’s Republic of China, which was originally incorporated on June 7, 2013 by Comjoyful Industrial Development Limited, which has a 100% ownership interest. Through control of the WFOE, Comjoyful International Company controls Wuxi KJF.

On January 17, 2014, after consummating the acquisition of Wuxi KJF and its subsidiaries, since both of the Company and the acquired companies are under the common control of Mr. Yazhong Liao immediately before and after the transaction, this transaction was accounted for as a business combination under common control.

As a result of the transactions described above, Comjoyful International Company became the record and beneficial owner of the share capital of its subsidiaries and Variable Interest Entities indirectly.